UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As reported in the Current Report on Form 8-K filed by Landmark Apartment Trust of America, Inc. (the “Company”) on July 25, 2013, the Company’s board of directors appointed Mr. David St. Pierre as a member to the board, which was to be effective as of August 1, 2013, but was postponed. On August 8, 2013 Mr. St. Pierre notified the Company that he has declined his appointment as a member of the Company’s board of directors. Due to the postponement of the effective date of Mr. St. Pierre’s directorship and his decision to decline his appointment, Mr. St. Pierre was never installed as a member of the board of directors. Mr. St. Pierre’s decision not to serve on the board of directors did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
Name: B. Mechelle Lafon
Title: Assistant Chief Financial Officer, Treasurer and Secretary

2